Exhibit 10.1

August 18, 2021

NewAge, Inc.

2420 17th Street, Suite 220

Denver, Colorado 80202

Re:	Amended and Restated Agreement and Plan of Merger dated September 30, 2020

Ladies and Gentlemen:

This letter agreement (this “Agreement”) is made by the undersigned under the Amended and Restated Agreement and Plan of Merger dated September 30, 2020 (as amended by the letter agreement dated November 16, 2020, the “Merger Agreement”), by and among NewAge, Inc., (“Parent”), Ariel Merger Sub, LLC, Ariel Merger Sub 2, LLC, Ariix, LLC, the “Sellers” identified therein, and Frederick W. Cooper solely in his capacity as Sellers Agent thereunder (“Sellers Agent”). Capitalized terms used but not defined in this Agreement have the respective meanings set forth in the Merger Agreement.

1.	Section 2.4(c). Section 2.4(c) of the Merger Agreement is amended and restated in its entirety to state:

“(c) On the date that is 30 days after Shareholder Approval, Parent shall issue and deliver to certain Members, the Thirty-Day Consideration, as determined in accordance with the Payment Schedule and Exhibit 2.4(b), free and clear of all Encumbrances other than those arising under securities Laws and under the Lock- Up Letter.”

2.	Section 5.12. The first sentence of Section 5.12 of the Merger Agreement is amended to delete the phase “other than Frederick Cooper.”

3.	Issuance of Shares. Parent is not obligated to issue any shares of Common Stock under the Merger Agreement unless and until the Sellers Agent has provided a Payment Schedule with respect to such issuance.

4.	Termination of Agreement. The Non-Compete, Non-Solicitation and Non-Disparagement Agreement, dated November 16, 2020 (and executed on January 28, 2021), between Dr. Frederick Cooper and Parent is hereby terminated and is null and void for all purposes.

5.	Amendment and Modification, Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by the parties hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Very truly yours,

By:	/s/ Frederick W. Cooper
Name:	Frederick W. Cooper, individually and as Sellers Agent

ARIIX, LLC

By:	NewAge, Inc.
Sole Member

By:	/s/ Brent Willis

Name:	Brent Willis

Accepted and agreed:

NEWAGE, INC.

By:	/s/ Brent Willis
Name:	Brent Willis
Its:	Chief Executive Officer

Signature Page to Letter Agreement